Exhibit 10.117

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation

Number of Shares:	1,184,433, plus all Additional Shares which Holder is entitled to purchase pursuant to Section 1.7

Class of Stock:	Common

Warrant Price:	$0.2955

Issue Date:	December 19, 2008

Expiration Date:	The 5th anniversary after the Issue Date or the earlier expiration of this Warrant pursuant to Section 1.6.2(A)(ii)

Credit Facility:	This Warrant is issued in connection with the Credit Extensions referenced in the Loan and Security Agreement among Company, Avid BioServices, Inc., BlueCrest Capital Finance, L.P., as Administrative Agent and as a lender, and the other lenders named therein, dated of even date herewith (the “Loan Agreement”)

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, MIDCAP FUNDING I, LLC (“MidCap”, together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1           Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2           Conversion Right.  In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant being exercised minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3           Fair Market Value.

1.3.1                      If the Company’s common stock is traded in a public market, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering).  If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment (the “Company Determination”).

1.3.2                      If the Holder disagrees with the Company Determination and by notice to the Company given within twenty (20) days after receipt of notice of the Company Determination (an "Appraisal Notice") elects to dispute the Company Determination, such dispute shall be resolved as set forth in Section 1.3.3 below.

1.3.3                      For a period of ten (10) days after the Appraisal Notice, the Company and the Holder shall negotiate in good faith to resolve their differences as to the determination of fair market value.  In the absence of a mutually satisfactory resolution within such ten (10)-day period, the Company shall within ten (10) days after the last day of such ten (10)-day period engage an investment bank or other qualified appraisal firm reasonably acceptable to the Holder (the "Appraiser") to make an independent determination of fair market value (the "Appraiser Determination").  The Appraiser Determination shall be made within sixty (60) days of the engagement of such Appraiser, shall be evidenced in a written report addressed to the Company and the Holder, and shall be final and binding on the Company and the Holder.  The costs of the Appraiser Determination shall be borne (i) solely by the Company if the difference between the Appraiser Determination and the Company Determination is greater than ten percent (10%), (ii) solely by the Holder if the difference between the Appraiser Determination and the Company Determination is less than ten percent (10%) and (iii) equally by the Company and the Holder if the difference between the Appraiser Determination and the Company Determination is equal to ten percent (10%).

1.4           Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5           Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6           Treatment of Warrant Upon Acquisition of Company.

1.6.1                      "Acquisition".  For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

1.6.2                      Treatment of Warrant at Acquisition.

(A)           Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash, either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition (subject to the automatic conversion provisions of Section 5.8 below).  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(B)           Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(C)           Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

1.7           Additional Shares.  Upon the funding of Tranche Two (as defined in the Loan Agreement), the Company shall be deemed to have automatically granted to Holder, in addition to the number of Shares which this Warrant can otherwise be exercised for by Holder, the right to purchase that number of additional Shares, rounded upward to the nearest whole number, equal to 350,000 divided by the Warrant Price (such additional shares being called the “Additional Shares”).

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1           Stock Dividends, Splits, Etc.  If, at any time following the Issue Date, the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2           Reclassification, Exchange, Combinations or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3           No Impairment.  The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

2.4           Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.5           Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1           Representations and Warranties.  The Company represents and warrants to Holder as follows:

(a)           All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b)           The Company’s capitalization table attached hereto as Schedule 1 is true and complete as of the Issue Date.

3.2           Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (d) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; (2) in the case of the matters referred to in (b) and (c) above at least ten (10) days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (d) above, the same notice as is given to the holders of such registration rights.  Company will also provide information requested by Holder reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

3.3               Piggyback Registration Rights.  If at any time the Company proposes to register for sale its common stock (other than a registration on Form S-4 or Form S-8, registrations relating solely to dividend investment plans, or any successor or similar forms), the Company shall give written notice (the “Piggyback Notice”) at least twenty (20) days prior to such proposed registration to the Holder of the Company’s intention to do so, of the registration form that has been selected by the Company and of the Holder’s rights under this Article 3.3.  Upon the written request of the Holder made within ten (10) days after receipt of the Piggyback Notice (which request shall specify the number of Shares the Holder wishes to include in such registration), the Company will use its reasonable best efforts to include, and to cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the securities of the Company included in such offering, all shares of common stock that the Holder has validly requested be included pursuant to such notice (each such registration pursuant to this Article 3.3, a “Piggyback Registration”) and the Company shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than ninety (90) days); provided that if at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register any of the common stock in connection with such abandoned registration, and in case of a determination by the Company to delay registration of its equity securities, the Company shall be permitted to delay the registration of the common stock for the same period as the delay in registering such other equity securities.

3.4               No Shareholder Rights.  Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

3.5               Certain Information.  The Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF HOLDER.  Holder represents and warrants to the Company as follows:

4.1               Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2               Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3              Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4            Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5           The Act.  Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1           Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2           Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3           Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and, if applicable, Rule 144(e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale filed in accordance with 144(h).

5.4           Transfer Procedure.  Subject to the provisions of Article 5.3 and unless the resale of the Shares issuable upon exercise of this Warrant are then registered on an effective registration statement, upon providing the Company with written notice, any Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, any Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).  The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5           Notices.  All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time.  Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MidCap Funding I, LLC
7735 Old Georgetown Road, Suite 400
Bethesda, Maryland 20814
Attn:  Will Gould
Facsimile: (301) 941-1450

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Peregrine Pharmaceuticals, Inc.
Attn: Paul Lytle
14282 Franklin Avenue
Tustin, California 92780
Facsimile: (714) 838-5817

5.6           Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7           Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8           Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.9           Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10         Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Signature page follows.]

“COMPANY”
PEREGRINE PHARMACEUTICALS, INC.
By:/s/ Steven King
Name: Steven King Title: President and CEO

“HOLDER”
MIDCAP FUNDING I, LLC
By:/s/ Joshua Groman
Name: Joshua Groman Title: Managing Director

SCHEDULE 1

CAPITALIZATION TABLE

Authorized Capital: Common Stock, 325,000,000 Preferred Stock 5,000,000(1)
Shares of Common Stock Issued and Outstanding as of December 5, 2008	226,210,617
Common shares reserved for issuance upon exercise of outstanding options or reserved for future option grants under our stock incentive plans	15,534,845
Common shares reserved for issuance upon exercise of outstanding warrants	-
Shares reserved for issuance under two effective shelf registration statements	5,030,634
Total Shares of Common Stock Issued and Reserved for Issuance	246,776,096	(2)

(1)  There are no shares of Preferred Stock issued and outstanding as of December 5, 2008.
(2) Excludes shares of Common Stock available for issuance under Registration Statement No. 333-139975, under which Peregrine may issue, from time to time, in one or more offerings, shares of Common Stock for remaining gross proceeds of up to $7,500,000.

APPENDIX 1

NOTICE OF EXERCISE

1.           Holder elects to purchase ___________ shares of the Common/Series ______ Preferred [strike one] Stock of __________________ pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.           Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for _____________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.           Please issue a certificate or certificates representing the shares in the name specified below:

___________________________________________
Holders Name

___________________________________________

___________________________________________
(Address)

3.           By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):